EXHIBIT 99.1


FOR IMMEDIATE RELEASE               CONTACT: Robert P. Ruscher
                                                  650-849-5900


           SALIX PHARMACEUTICALS, LTD. ANNOUNCES RETURN OF COLAZIDE(R)
               MARKETING AND DISTRIBUTION RIGHTS FROM ASTRAZENECA

PALO ALTO, CA, DECEMBER 22, 1999 - Salix Pharmaceuticals, Ltd. (TSE: SLX ) today announced the return to Salix of the marketing and distribution rights for Colazide(R) (balsalazide disodium) previously held by AstraZeneca. Under prior agreements, AstraZeneca had held marketing and distribution rights to the product worldwide, excluding Italy, Spain, Portugal, Greece, Japan, Korea and Taiwan.


AstraZeneca will continue to distribute the product in the United Kingdom, Sweden and Denmark for an interim period while Salix pursues alternatives for marketing and distribution in these countries. AstraZeneca will return to Salix all rights, intellectual property and information relating to Colazide, and future milestone payments from AstraZeneca will be terminated. AstraZeneca has agreed to make a US$1 million payment to Salix, representing previously earned research and development funding, and to make a loan to Salix of up to US$500,000 under certain conditions.

"AstraZeneca has been a good partner throughout our relationship. Nevertheless, we believe termination of the Colazide distribution arrangement presents an unexpected opportunity for Salix," stated Robert Ruscher, President and Chief Executive Officer of Salix. "We have regained the rights to Colazide throughout most of the world, which opens new partnering possibilities for Salix."


As of December 15, 1999, Salix had cash, cash equivalents and short term investments of approximately US$1,588,000. Salix believes that its cash reserves, together with projected funds from product sales and corporate partners, should be sufficient to satisfy the cash requirements of Salix's operations through at least June 2000.

                                     -more-

Salix Pharmaceuticals, Ltd. develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix's strategy is to in-license proprietary therapeutic drugs with an existing database of positive, late-stage clinical data in humans, complete the development and market these products. Salix's lead product is Colazide, a treatment for ulcerative colitis. The product was first approved by the United Kingdom Medicines Control Agency in July 1997 as a treatment for acute ulcerative colitis and has since also been approved for use in the maintenance of remission of ulcerative colitis. Colazide has also been approved in Argentina, Austria, Belgium, Czech Republic, Denmark, Italy, Luxembourg, Norway, Sweden and Switzerland. Salix submitted a New Drug Application (NDA) to the United States FDA for the use of balsalazide disodium as a treatment for acute ulcerative colitis and received an approvable letter from the FDA in June 1998.

Additionally, Salix is in Phase III clinical development of rifaximin, a broad-spectrum gastrointestinal specific antibiotic, licensed from Alfa Wassermann, S.p.A., an Italian company. Rifaximin has been marketed in Italy by Alfa Wassermann for several years and is used for several gastrointestinal conditions including hepatic encephalopathy, infectious diarrhea and prophylaxis prior to bowel surgery.



                                     -more-

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results may differ materially from those anticipated. With respect to Salix, important factors that could cause results to differ include risks associated with funding of operations, product development and commercialization activities, and regulatory decisions. These and other factors are described in more detail in Salix's reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salix assumes no obligation to update the information in this release.






                                      # # #



PLEASE NOTE: THIS PRESS RELEASE CONTAINS PROJECTIONS AND OTHER FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS. SUCH STATEMENTS ARE JUST PREDICTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY. THE READER IS REFERRED TO THE DOCUMENTS THAT THE COMPANY FILES FROM TIME TO TIME WITH APPLICABLE CANADIAN SECURITIES, REGULATORY AUTHORITIES AND WITH THE SECURITIES AND EXCHANGE COMMISSION, IN PARTICULAR THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 IN CONNECTION WITH THE COMPANY'S MOST RECENT PUBLIC OFFERING AND THE SECTION ENTITLED "RISK FACTORS" AND ITS QUARTERLY REPORTS ON FORM 10-Q AND 10-K.